SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, D.C.  20549

	FORM 8-K

	CURRENT REPORT
	PURSUANT TO SECTION 13 OR 15(d) OF THE
	SECURITIES EXCHANGE ACT OF 1934

Date of Report Date of Earliest Event Reported November 15, 1996


               CIS CAPITAL EQUIPMENT FUND, Ltd. 2
	(Exact Name of Registrant as Specified in its Charter)

           Florida                 0-16763        59-3082723
(State or other jurisdiction of (Commission (I.R.S. Employer incorporation or organization) File Number) Identification No)


  880 Carillon Parkway, St. Petersburg, Florida       33716
(Address of principal executive offices)           (Zip Code)

Registrant's Telephone Number Including Area Code)(813) 573-3800





Item 2.    Acquisition or Disposition of Assets

     On November 15, 1996, CIS Capital Equipment Fund, Ltd. 2, a California Limited Partnership, (the "Seller"), sold to Paxford Int'l, Inc., a New York Corporation (the "Buyer"), all material handling equipment currently or previously on lease to Chrysler Motor Corporation and the net receivable with The New York Susquehanna and Western Railway Corporation.

     The sale totaled an aggregate amount of $172,000.00 which completed the disposal of all leased equipment.

Item 7.	Financial Statements, Proforma Financial Information
and Exhibits

	(c)   Exhibits (to be sent in paper format)

28.61	Sale Agreement dated as of November 15, 1996, between
CIS Capital Equipment Fund, Ltd. 2, a California limited partnership ("Seller") and Paxford Int'l, Inc., a New York corporation having an office and place of business at 100 United Nations Plaza, Suite 44D, New
York, NY  10017 ("Buyer").

28.62	Bill of Sale dated as of  November 13, 1996, between
CIS Capital Equipment Fund, Ltd. 2, a California
limited partnership ("Seller") and Paxford Int'l, Inc.,
a New York corporation with an office and place of
business at 10 Paxford Lane, Scarsdale, NY  10533
("Buyer").

28.63	Assignment of Leases dated as of  November 15, 1996,
between CIS Capital Equipment Fund, Ltd. 2,
("Assignor") and Paxford Int'l, Inc., ("Assignee").



	SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


						Cypress Equipment Fund II, Ltd.
						A Florida Limited Partnership

						RJ Leasing - 2, Inc.
						A General Partner



Date:  December 3, 1996	        By:             /s/J. Davenport Mosby, III
						J. Davenport Mosby, III
						President